                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT
                            CHAPARRAL STEEL COMPANY




                                                                Jurisdiction
                       Subsidiary                             of Incorporation
                       ----------                             ----------------
Wholly-Owned:

Ferrco Dallas, Inc. ..........................                     Texas

TA Joist, Inc. ...............................                    Delaware


80% Owned:

America Steel Transport, Inc. ................                     Texas